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                                                             EXHIBIT 99(a)(12)

                            JOINT FILING AGREEMENT


     In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.001 per share of Mycogen Corporation, a California corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(f)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making such filings, unless such person knew or had reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

Dated: October 5, 1998                  THE DOW CHEMICAL COMPANY

                                        By:  /s/ G. MICHAEL LYNCH
                                             --------------------------------
                                        Name:  G. Michael Lynch
                                        Title: Vice President and Controller


                                        ROFAN SERVICES INC.

                                        By:  /s/ J. PEDRO REINHARD
                                             --------------------------------
                                        Name:  J. Pedro Reinhard
                                        Title: President


                                        CENTEN AG INC.

                                        By:  /s/ BRIAN G. TAYLORSON
                                             --------------------------------
                                        Name:  Brian G. Taylorson
                                        Title: President


                                        DOW AGROSCIENCES LLC

                                        By:  /s/ LOUIS W. PRIBILA
                                             --------------------------------
                                        Name:  Louis W. Pribila
                                        Title: Vice President, Secretary and
                                               General Counsel


                                        AGROSCIENCES ACQUISITION INC.

                                        By:  /s/ BRIAN G. TAYLORSON
                                             --------------------------------
                                        Name:  Brian G. Taylorson
                                        Title: President